UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 13, 2024

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of Shake Shack Inc.’s (“Shake Shack” or the “Company”) Annual Report on Form 10-K for the fiscal year ended December 27, 2023 (the “2023 Form 10-K”), the Company concluded that in prior years it had not appropriately accounted for the deferred tax asset associated with its investment in SSE Holdings, LLC, due primarily to incorrect accounting for state tax depreciation. These errors led to overstatements of income tax expense and understatement of deferred tax assets during the impacted periods. On February 13, 2024, the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors, after discussion with senior management and the Company’s independent registered public accountants, concluded that the Company’s previously issued audited consolidated financial statements as of and for the fiscal years ended December 28, 2022 and December 29, 2021, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2022, (collectively, the “Prior Financial Statements”) should no longer be relied upon due to the impact of the unintentional errors noted above and will be restated.

The errors and corrective adjustments identified by the Company are non-cash in nature; and they do not impact results of operations or key metrics used by the Company in managing operations, such as Shack sales, Total revenue, Shack-level operating profit and Adjusted EBITDA.

We estimate that the impacts to the periods reported in the Prior Financial Statements result in favorable adjustments to Income tax expense (benefit) by approximately $3.0 million and $4.1 million, respectively, for fiscal 2022 and fiscal 2021, and an opening adjustment to retained earnings in fiscal 2021 of approximately $10.1 million related to periods prior to fiscal 2021. As a result of these adjustments, Net income (loss) will improve by approximately $3.0 million and $4.1 million, respectively, for fiscal 2022 and fiscal 2021. These estimated amounts are unaudited and subject to change.

The Company is preparing restatements of the Prior Financial Statements to be included in the 2023 Form 10-K inclusive of restatements to reflect the adjustments discussed above. We expect to file the 2023 Form 10-K with the Securities and Exchange Commission on a timely basis, on or prior to the deadline for the 2023 Form 10-K.

The Audit Committee and management have discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters disclosed in this filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included herein are forward-looking statements.

All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company’s expectations include the continuing impact of the COVID-19 pandemic, including the potential impact of any COVID-19 variants, the Company’ s ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of our products, increased labor costs or shortages, inflationary pressures, the Company’s management of its digital capabilities and expansion into new channels, including drive-thru and multiple format investments, the Company’s ability to maintain and grow sales at its existing Shacks, risks relating to the restaurant industry generally, and the impact of any material weakness in our internal controls over financial reporting identified in connection with the restatement discussed above or otherwise. You should evaluate all forward-looking statements made herein in the context of the risks and uncertainties disclosed in the Company’s Annual Report of Form 10-K for the fiscal year ended December 28, 2022 as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

Dated: February 15, 2024	By:	/s/ Katherine Fogertey
Katherine Fogertey
Chief Financial Officer